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                                   EXHIBIT 5.1

                Opinion of McGinnis, Lochridge & Kilgore, L.L.P.

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              [LETTERHEAD OF MCGINNIS, LOCHRIDGE & KILGORE, L.L.P.]


                                                                  (512) 495-6033
                                  June 11, 1996

Texas Regional Bancshares, Inc.
Kerria Plaza, Suite 301
3700 North Tenth Street
McAllen, Texas  78501

     RE: Issuance of 90,000 shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc.

Gentlemen:

     We have acted as counsel for Texas Regional Bancshares, Inc. (the "Corporation"), a Texas corporation, in connection with a proposed registration by the Corporation with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of 90,000 shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. (the "Stock"), for sale to employees of the Corporation and its subsidiary pursuant to the Texas Regional Bancshares, Inc. 1995 Nonstatutory Stock Option Plan.

     Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of the Corporation and others. Based upon the foregoing, we are of the opinion that the shares of Stock of the Corporation which will be issued as described in the Registration Statement will, upon full payment therefor in cash, be validly issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        McGINNIS, LOCHRIDGE & KILGORE, L.L.P.



                                        By: /s/ WILLIAM A. ROGERS, JR.
                                           ------------------------------------
                                            William A. Rogers, Jr., Partner

WAR/dw